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                               Please detach here

 1.PROPOSAL TO APPROVE THE CONSOLIDATION AGREEMENT AMONG CRAIG CORPORATION,
   CITADEL HOLDING CORPORATION AND READING ENTERTAINMENT, INC.

     For              Against              Abstain
     [_]                [_]                  [_]

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL.

THIS PROXY SHOULD BE DATED, SIGNED BY THE STOCKHOLDER EXACTLY AS SUCH STOCKHOLDER'S NAME APPEARS ON SUCH STOCKHOLDER'S STOCK CERTIFICATE AND RETURNED PROMPTLY TO THE COMPANY C/O WELLS FARGO SERVICES IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN AS A BENEFICIARY CAPACITY SHOULD SO INDICATE.


                                                Date__________________, 2001

 Signature(s) in Box
 Please sign name(s) exactly as registered
 (If there are co-owners, both should sign)
 Telephone Number _______________________________


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     READING ENTERTAINMENT, INC.
   SPECIAL MEETING OF STOCKHOLDERS

       Wednesday, December 26,
     2001 10:00 A.M. Local Time
  [550 South Hope Street, Suite 1825]
       Los Angeles, CA 90071


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Reading Entertainment, Inc.
550 South Hope Street, Suite 1825, Los Angeles, CA 90071

Proxy


       This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby revokes all prior proxies and constitutes and appoints James J. Cotter, Robert F. Smerling and S. Craig Tompkins, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock and any shares of Preferred Stock of Reading Entertainment, Inc. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at 10:00 A.M., local time, on December 26, 2001 at , California, for the following purposes and any adjournment or postponement thereof, as follows:

,

See reverse for voting instructions.